As filed with the Securities and Exchange Commission on March 9, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACWEST BANCORP

(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	33-0885320 (IRS Employer Identification Number)

401 West “A” Street
San Diego, California, 92101
(619) 233-5588
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Jared M. Wolff

Executive Vice President, General Counsel and Secretary

10250 Constellation Boulevard, Suite 1640

Los Angeles, California 90067

(310) 728-1023

(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Patrick S. Brown

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

(310) 712-6600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Amount to be registered(2)	Proposed maximum offering price per share (2)	Proposed maximum offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	3,846,153	$10.00	$38,461,530	$1,511.54

(1)                         This Registration Statement on Form S-3 registers 3,846,153 shares of common stock, $0.01 par value per share, of PacWest Bancorp that may be offered by the selling stockholder.

(2)                         Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the NASDAQ Global Select Market on March 6, 2009.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 9, 2009

Prospectus

3,846,153 SHARES

PACWEST BANCORP

Common Stock

This prospectus relates to resales of up to 3,846,153 shares of our common stock, $0.01 par value per share, that may be sold by the selling stockholder identified in this prospectus from time to time at prices determined by the selling stockholder at the time of sale. These shares were acquired from us by the selling stockholder pursuant to a Stock Purchase Agreement, dated as of August 29, 2008. We will not receive any proceeds from the sale of the shares by the selling stockholder.

Our common stock is traded on the NASDAQ Global Select Market, which we refer to as the NASDAQ, under the symbol “PACW.” On March 6, 2009, the last reported sale price of our common stock was $9.78 per share.

In connection with the registration of the 3,846,153 shares of common stock offered herein, we have paid or will pay the registration fees and any blue sky filing fees.

Investing in our common stock involves risks. You should carefully review the information contained under the heading “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which information is incorporated by reference into this prospectus, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are equity securities. They are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is           , 2009

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date on the front of the respective document. Our business, financial condition, results of operation and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, the selling stockholder may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus.

In this prospectus, “PacWest Bancorp,” “the Company,” “we,” “us,” and “our” refer to PacWest Bancorp, a Delaware corporation, unless the context otherwise requires. This prospectus provides you with a general description of the securities to be sold. The selling stockholder may offer and sell, from time to time, an aggregate of up to 3,846,153 shares of our common stock under this prospectus. In some cases, the selling stockholder will be required to provide a prospectus supplement containing specific information about the selling stockholder and the terms on which it is offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits, and read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

The SEC allows us to incorporate by reference into this document the information we have filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.               Our Annual Report on Form 10-K for the year ended December 31, 2008;

2.               Our current report on Form 8-K filed on January 14, 2009; and

3.               The description of our common stock contained in Registration Statement No. 000-30747 on Form 8-A filed on June 2, 2000, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been or may be incorporated by reference in the prospectus, but not delivered with the prospectus. You may request, and we will provide, a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

PacWest Bancorp

Attention: Investor Relations

401 West “A” Street
San Diego, California, 92101

(619) 233-5588

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) on or after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus and prior to the termination of the offering made hereby. Such documents will become a part of this prospectus from the date that the documents are filed with the SEC.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents incorporated by reference may contain certain forward-looking statements about the Company and its subsidiaries, which statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•                  lower than expected revenues;

•                  credit quality deterioration or pronounced and sustained reduction in real estate market values could cause an increase in the allowance for credit losses and a reduction in net earnings;

•                  increased competitive pressure among depository institutions;

•                  the Company’s ability to complete any further acquisitions, to successfully integrate such acquired entities, or to achieve expected synergies and operating efficiencies within expected time-frames or at all;

•                  the possibility that personnel changes will not proceed as planned;

•                  the cost of additional capital is more than expected;

•                  a change in the interest rate environment reduces interest margins;

•                  asset/liability repricing risks and liquidity risks;

•                  pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company;

•                  general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected;

•                  environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations;

•                  the economic and regulatory effects of the continuing war on terrorism and other events of war, including conflicts in Iraq, Afghanistan, and neighboring countries;

•                  legislative or regulatory requirements or changes adversely affecting the Company’s business;

•                  changes in the securities markets;

•                  regulatory approvals for any capital activities cannot be obtained on terms expected or on the anticipated schedule; and

•                  other risks that are described in PacWest’s public filings with the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by, such forward-looking statements. We assume no obligations to update such forward-looking statements. For a more detailed discussion of certain of these factors, see the section entitled “Risk Factors” in the applicable prospectus supplement and “Risk Factors” in our most recent Form 10-K (incorporated by reference in this prospectus) and similar sections in our future filings which are incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholder, and we will not receive any of the proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK

Rights of our stockholders are governed by the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws. The following is a description of provisions of the DGCL, our certificate of incorporation and bylaws that are generally applicable or relevant to holders of our capital stock. For information on how to obtain copies of our certificate of incorporation and bylaws, see “Where You Can Find More Information.”

Pursuant to our certificate of incorporation, the total number of shares of all classes of stock which we have the authority to issue is 55,000,000, of which 50,000,000 shares are designated as common stock, par value $0.01 per share, and 5,000,000 shares are designated as preferred stock, par value $0.01 per share. PacWest Bancorp common stock represents non-withdrawable capital and is not insured by the Federal Deposit Insurance Corporation. All of the outstanding shares of stock are, and any stock issued and sold under this prospectus will be, including those issued to the selling stockholder, fully paid and nonassessable.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law. Our bylaws provide that, to the maximum extent permitted by law, the Company shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Company or serves or served at the request of the Company any other enterprise as a director, officer or employee. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The bylaws do not limit the power of PacWest Bancorp or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons.

Anti-takeover Provisions in the Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation could make it less likely that our management would be changed or someone would acquire voting control of us without the consent of our board of directors.  These provisions could delay, deter or prevent tender offers or takeover attempts that stockholders might believe are in their best interests, including tender offers or takeover attempts that could allow stockholders to receive premiums over the market price of their common stock.

Preferred Stock:  Our board of directors can at any time, under our certificate of incorporation and without stockholder approval, issue one or more new series of preferred stock.  In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of us through a merger, tender offer, proxy context or otherwise.  Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of us from acquiring enough voting shares necessary to take control.

Nomination Procedures:  Holders of our common stock can nominate candidates for our board of directors.  A stockholder must follow the advance notice procedures described in our bylaws.  In general, to nominate a person for election to our board of directors at a meeting of our stockholders, a stockholder must submit a written notice of the proposed nomination to our corporate secretary at least 90 but not more than 120 days before the meeting.

Rights Plan:  Although we do not have a stockholder rights plan (commonly referred to as a “poison pill”), under Delaware law our board of directors can adopt such a plan without stockholder approval.  If adopted, a stockholder rights plan could operate to cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors.

Amendment of Bylaws:  Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the DGCL.  Our stockholders also have the power to change or repeal our bylaws.

DESCRIPTION OF COMMON STOCK

The following summary description of the common stock of PacWest Bancorp does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, as well as the DGCL. Pursuant to our certificate of incorporation, we have the authority to issue up to 50,000,000 shares of common stock, par value $0.01 per share.  Each share of PacWest Bancorp common stock has the same relative rights, and is identical in all respects with, each other share of PacWest Bancorp common stock. Our common stock is traded on the NASDAQ Global Select Market under the symbol “PACW.”

Voting Rights: Holders of PacWest Bancorp common stock are entitled to one vote per share on all matters requiring stockholder action, including, but not limited to, the election of directors. Holders of PacWest Bancorp common stock are entitled to cumulate their votes for the election of directors.  In an election of directors under cumulative voting, each share of voting stock is entitled to vote the number of votes to which such share would normally be entitled, multiplied by the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board. Without cumulative voting, the holders of a majority of the shares present at an annual meeting would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of a majority of the stockholders voting. Without cumulative voting, any director or the entire board of directors of a corporation may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

Dividends: Holders of PacWest Bancorp common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for payment of dividends, subject to any restrictions imposed by federal regulators and the payment of any preferential amounts to which any class of preferred stock may be entitled. Other restrictions on our ability to pay dividends are described below under “—Restrictions on Dividends.”

Liquidation Preference: Holders of common stock are not entitled to a liquidation preference in respect of those shares. Upon liquidation, dissolution or winding up of PacWest Bancorp, holders of PacWest Bancorp common stock would be entitled to share ratably in all assets remaining after the payment of all liabilities of PacWest Bancorp and of preferential amounts to which any preferred stock may be entitled.

Other Matters: PacWest Bancorp’s certificate of incorporation and bylaws do not provide for preemptive or other subscription rights. PacWest Bancorp common stock is not subject to call or redemption.

Restrictions on Dividends: We are incorporated in Delaware and are governed by the DGCL.  Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year.  Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

As a bank holding company, our ability to pay dividends is affected by the ability of our bank subsidiary to pay dividends to us.  In addition, our banking subsidiary is a state-chartered bank, which is subject to state regulations that limit dividends.  Refer to “Business—Supervision and Regulation—Bank Holding Company Regulation” and “Business—Supervision and Regulation—Regulation of the Bank” in our most recent Annual Report on Form 10—K and similar sections in our future filings for more information about restrictions on the ability of our subsidiary to pay us dividends.

Transfer Agent: The transfer agent for our common stock is Wells Fargo Shareowner Services.

Restrictions on Ownership of Our Common Stock: The Bank Holding Company Act of 1956, or the Bank Holding Company Act, requires any “bank holding company” (as defined in that Act) to obtain the approval of the Board of Governors of the Federal Reserve System prior to acquiring more than 5% of our outstanding common stock.  Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, any person is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978.

SELLING STOCKHOLDER

We are registering for resale shares of common stock issued to the selling stockholder. We are registering the shares, pursuant to the Stock Purchase Agreement, dated as of August 29, 2008, entered into with the selling stockholder, which we refer to as the Stock Purchase Agreement. The purpose of this registration is to permit the selling stockholder to resell the shares when and as it deems appropriate and in accordance with the Stock Purchase Agreement. We do not know when or in what amounts the selling stockholder may offer our common stock for sale. The selling stockholder may elect not to sell any or all of the shares offered by this prospectus. Because the selling stockholder may sell all or some of its shares pursuant to this offering, and because we have no knowledge of any agreements, arrangements or understandings with respect to the sale of any of our common stock that are or will be held by the selling stockholder after completion of the offering, we cannot estimate the number of shares of our common stock that will be held by the selling stockholder in the future. However, for purposes of this table, we have assumed that the selling stockholder will sell all its shares and that none of the shares covered by the prospectus will be held by the selling stockholder after completion of the offering. Except as indicated otherwise in the table below, the selling stockholder has sole voting power and disposition power with respect to all of our common stock listed as owned by the selling stockholder.

SHARES OF COMMON STOCK REGISTERED FOR RESALE

	Number of Shares Beneficially Owned Prior to Offering				Number of Shares Offered	Number of Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number		Percent		Hereby	Number	Percent
CapGen Capital Group II LP (1)	3,846,153	(1)	12.38	%(2)	3,846,153	0	0

(1)                According to the information provided by the selling stockholder on Schedule 13D filed with the SEC on January 22, 2009, as the sole general partner of CapGen Capital Group II LP, CapGen Capital Group II LLC (“CapGen LLC”) may be deemed to be the indirect beneficial owner of such shares.  Mr. Eugene A. Ludwig, managing member of CapGen LLC, may also be deemed to be the indirect beneficial owner of such shares. Beneficial ownership is determined under rules promulgated by the SEC, and the information may not represent beneficial ownership for any other purpose.  Pursuant to such rules, CapGen LLC and Mr. Ludwig each disclaims beneficial ownership of such shares, except to the extent of their pecuniary interest.

(2)                Based on 31,059,100 shares, excluding 42,830 treasury shares and 1,274,689 shares of unvested restricted stock, as of March 5, 2009.

PLAN OF DISTRIBUTION

The resale shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes pledgees, donees, transferees or other successors-in-interest that receive the resale shares from the selling stockholder as a gift, distribution or other transfer (including a purchase) after the date of this prospectus in accordance with the Stock Purchase Agreement. To the extent required by applicable law, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

We will not receive any proceeds from the sale of the shares by the selling stockholder, but we have paid or will pay the following expenses, estimated to be $31,512, in connection with the registration of the shares:

•                  registration fees;

•                  blue sky filing fees;

•                  fees and disbursements of our counsel

•                  expenses of our independent accountant.

We have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of our common stock offered hereby. We also have no obligation to pay any out-of-pocket expenses of the selling stockholder or any transfer taxes relating to the registration or sale of the common stock.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the resale shares. These sales may be made at a fixed price or prices, which may be changed, at prices quoted on the NASDAQ or at prices related to the then current market price and under terms then prevailing. Sales of the resale shares may also be made by one or more of the following methods, without limitation:

•                  ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•                  sales “at the market” to or through a market maker or into an existing trading market (on an exchange or otherwise), for the resale shares,

•                  sales in other ways not involving market makers or established trading markets,

•                  through put or call transactions relating to the resale shares,

•                  through the distribution of the resale shares by the selling stockholder to its partners, members or stockholders,

•                  block trades in which the broker-dealer will attempt to sell the resale shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•                  in privately negotiated transactions, and

•                  any combination of any of these methods of sale or any other method permitted by law.

In connection with the distributions of the resale shares or otherwise, the selling stockholder may:

•                  enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the resale shares in the course of hedging the positions they assume,

•                  sell the shares short and deliver the resale shares to close out such short positions,

•                  enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of resale shares offered by this prospectus, which they may in turn resell, or

•                  pledge shares to broker-dealers or other financial institutions, which, upon a default by the pledgee under the transaction to which such pledge relates, they may in turn resell.

In addition, the selling stockholder may sell the shares pursuant to Rule 144 adopted under the Securities Act of 1933, which we refer to as the Securities Act, as permitted by that rule, or under Section 4(1) of the Securities Act, rather than pursuant to this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder, in amounts to be negotiated immediately prior to the sale.

In offering the resale shares covered by this prospectus, the selling stockholder, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholder, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. To the extent the selling stockholder or any such broker-dealer may be deemed to be an underwriter, the selling stockholder and such broker-dealer will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, the resale shares must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict the selling stockholder from selling the resale shares unless the shares have been registered or qualified for sale in the applicable state or an exemption for the registration or qualification requirement is available and is complied with.

We will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the resale shares against certain liabilities, including liabilities arising under the Securities Act.

Under the terms of the Stock Purchase Agreement, we have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of the shares of common stock offered hereby, including certain liabilities arising under the Securities Act.

VALIDITY OF SECURITIES

The validity of the shares of common stock offered hereby will be passed upon for our Company by Jared M. Wolff, our Executive Vice President, General Counsel and Secretary. As of March 5, 2009, Jared M. Wolff beneficially owned 2,543 shares of our common stock.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                            Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby. All such expenses, except the SEC registration fee, are estimated.

SEC registration fee	$1,512
Accounting fees and expenses	$7,000
Legal fees and expenses	$15,000
Miscellaneous fees and expenses	$8,000
Total	$31,512

Item 15.                            Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to PacWest Bancorp or Pacific Western Bank. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 9 of PacWest Bancorp’s certificate of incorporation provides that a director of the Company shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law.

Section 6.4 of PacWest Bancorp’s bylaws provides that, to the maximum extent permitted by law, the registrant shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the registrant or serves or served at the request of the registrant any other enterprise as a director, officer or employee. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the registrant promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the registrant. The bylaws do not limit the power of PacWest Bancorp or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons as otherwise pursuant to the bylaws.

The registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the registrant.

Item 16.                            Exhibits

Exhibit No.	Description

4.1	Certificate of Incorporation, as amended, of PacWest Bancorp, a Delaware corporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 14, 2008).

4.2	Bylaws of PacWest Bancorp, a Delaware corporation, dated April 22, 2008 (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 14, 2008).

5.1*	Opinion and Consent of Jared M. Wolff.

10.1

Stock Purchase Agreement by and between PacWest Bancorp and CapGen Capital Group II LP, dated as of August 29, 2008 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2008).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Jared M. Wolff (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

*                     Filed herewith.

Item 17.                            Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(1)                                  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)                                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(d)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 9th day of March, 2009.

PACWEST BANCORP

By:	/s/	MATTHEW P. WAGNER
Matthew P. Wagner
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of PacWest Bancorp, do hereby constitute and appoint Matthew P. Wagner, Lynn M. Hopkins, Victor R. Santoro and Jared M. Wolff, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN M. EGGEMEYER	Chairman of the Board of Directors	March 9, 2009
John M. Eggemeyer

/s/ MATTHEW P. WAGNER	Chief Executive Officer and Director (Principal Executive	March 9, 2009
Matthew P. Wagner	Officer)

/s/ VICTOR R. SANTORO	Executive Vice President and Chief Financial Officer (Principal	March 9, 2009
Victor R. Santoro	Financial Officer and Principal Accounting Officer)

/s/ MARK N. BAKER	Director	March 9, 2009
Mark N. Baker

/s/ GARY W. DEEMS	Director	March 9, 2009
Gary W. Deems

/s/ STEPHEN M. DUNN	Director	March 9, 2009
Stephen M. Dunn

/s/ BARRY C. FITZPATRICK	Director	March 9, 2009
Barry C. Fitzpatrick

/s/ GEORGE E. LANGLEY	Director	March 9, 2009
George E. Langley

Signature	Title	Date

/s/ SUSAN E. LESTER	Director	March 9, 2009
Susan E. Lester

/s/ TIMOTHY B. MATZ	Director	March 9, 2009
Timothy B. Matz

/s/ ARNOLD W. MESSER	Director	March 9, 2009
Arnold W. Messer

/s/ DANIEL B. PLATT	Director	March 9, 2009
Daniel B. Platt

/s/ JOHN W. ROSE	Director	March 9, 2009
John W. Rose

/s/ ROBERT A. STINE	Director	March 9, 2009
Robert A. Stine

/s/ DAVID S. WILLIAMS	Director	March 9, 2009
David S. Williams

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation, as amended, of PacWest Bancorp, a Delaware corporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 14, 2008).

4.2	Bylaws of PacWest Bancorp, a Delaware corporation, dated April 22, 2008 (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 14, 2008).

5.1*	Opinion and Consent of Jared M. Wolff.

10.1

Stock Purchase Agreement by and between PacWest Bancorp and CapGen Capital Group II LP, dated as of August 29, 2008 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2008).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Jared M. Wolff (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

*                    Filed herewith.